EXHIBIT INDEX
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1.  Management Agreement with Countrywide Investments, Inc. for the
    Short Term Government Income Fund

2. Management Agreement with Countrywide Investments, Inc. for the Intermediate Term Government Income Fund

3. Management Agreement with Countrywide Investments, Inc. for the Institutional Government Income Fund

4. Management Agreement with Countrywide Investments, Inc. for the Adjustable Rate U.S. Government Securities Fund

5. Management Agreement with Countrywide Investments, Inc. for the Money Market Fund

6. Management Agreement with Countrywide Investments, Inc. for the Intermediate Bond Fund

7.  Underwriting Agreement with Countrywide Investments, Inc.

8.  Accounting and Pricing Services Agreement

9.  Transfer, Dividend Disbursing, Shareholder Service and Plan Agency
    Agreement

10. Administration Agreement between Countrywide Investments, Inc. and Countrywide Fund Services, Inc.

11. Consent of Independent Accountants

12. Rule 12b-1 Plans of Distribution

13. Code of Ethics for Countrywide Investment Trust

14. Code of Ethics for Countrywide Investments, Inc.